Exhibit 3.1(18)

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 6201887

The Registrar of Companies for England and Wales hereby certifies that AIMIA FOODS HOLDINGS LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 3rd April 2007

The above information was communicated in non-legible form and authenticated by the

Registrar of Companies under section 710A of the Companies Act 1985